SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549
                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of report (Date of earliest event reported):   August 25, 1996


                     Capitol American Financial Corporation
                    -----------------------------------------
               (Exact Name of Registrant as Specified in Charter)


         Ohio                         1-11612                 34-1052643
- ----------------------------      ---------------         --------------------
(State or Other Jurisdiction        (Commission            (IRS Employer
    of Incorporation)               File Number)          Identification No.)




    1001 Lakeside Avenue            Cleveland, Ohio          44114
    --------------------------------------------------------------
   (Address of Principal Executive Offices)              (Zip Code)



Registrant's telephone number, including area code:  (216) 696-6400









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Item 5.  Other Events.

                  On August 25, 1996 Capitol American Financial Corporation ("Capitol American" or the "Corporation") signed a definitive Agreement and Plan of Merger providing for the acquisition of the Corporation by Conseco, Inc. As a result of the merger the Corporation will become a wholly owned subsidiary of Conseco. Pursuant to the agreement, on the terms and subject to the conditions thereof, each outstanding share of Capitol American stock will be entitled to receive $30.00 in cash and a fraction of a share of common stock of Conseco with a value of $6.50. For purposes of determining the exchange ratio, the value of the Conseco common stock will be equal to the average closing price of the stock on the New York Stock Exchange during the 20 consecutive trading days ending two days prior to the closing of the merger. The cash consideration will increase by $0.25 per share if the closing does not occur by December 10, 1996 and by an additional $0.25 per share per month thereafter until the closing occurs. The total consideration for the transaction is expected to be approximately $680 million.

                  The Agreement and Plan of Merger provides that the closing of the merger is subject to approval of Capitol American's shareholders and the satisfaction of certain conditions, including without limitation, the receipt of any necessary governmental approvals.

                  In addition, certain shareholders who collectively control approximately 44% of the Corporation's outstanding shares have agreed to vote in favor of the merger.

                  The foregoing description is qualified in its entirety by reference to the Agreement and Plan of Merger dated as of August 25, 1996, the Shareholders Agreement dated as of August 25, 1996 and the Press Release dated August 26, 1996, which are attached hereto as Exhibits 2.1, 99.1 and 99.2, respectively, and incorporated herein by this reference.


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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

    (a)   Financial Statements -- None.

    (b)   Pro Forma Financial Information -- None.

    (c)   Exhibits

           2.1 Agreement and Plan of Merger dated as of August 25, 1996, by and among Conseco,
                      Inc., CAF Acquisition Company and Capitol
                      American Financial Corporation.

          99.1 Shareholders Agreement dated as of August 25, 1996 by and among Conseco, Inc. and Barry J. Hershey and Connie Hershey.

          99.2 Press Release issued by Capitol American Financial Corporation on August 26, 1996.





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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             CAPITOL AMERICAN FINANCIAL CORPORATION


                             By:      /s/ David H. Gunning
                                     -----------------------------------------
                                      Name:  David H. Gunning
                                      Title: Chairman of the Board, President
                                               and Chief Executive Officer

Date:  August 26, 1996





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                                  Exhibit Index



Exhibit No.     Description of Exhibits
- -----------     ----------------------------------------

2.1             Agreement and Plan of Merger dated
                as of August 25, 1996, by and
                among Conseco, Inc., CAF Acquisition
                Company and Capitol American
                Financial Corporation.


99.1            Shareholders Agreement dated as of
                August 25, 1996 by and among Conseco,
                Inc. and Barry J. Hershey and Connie
                Hershey.

99.2            Press Release issued by Capitol American
                Financial Corporation on August 26, 1996.





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